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                                                                    EXHIBIT 99.1
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FOR IMMEDIATE RELEASE


                        PHYSICIANS RESOURCE GROUP, INC.
                        ANNOUNCES FURTHER DEVELOPMENTS
                            REGARDING COMPANY DEBT


     DALLAS, TEXAS - January 12, 1999 - Physicians Resource Group, Inc. (NYSE:
PRG) today announced that the time period has expired during which NationsBank had agreed not to take any action with respect to its $9.5 million loan to the Company due December 31, 1998 that is in default. The Company continues to conduct discussions with NationsBank and the individual guarantors of the NationsBank loan with the goal of obtaining an acceptable arrangement to permit the Company to pursue its restructuring. However, no assurance can be provided that NationsBank will not take action to enforce fully its rights under its loan agreement with the Company.

PRG is a provider of physician practice management services to eye care practices and operates ambulatory surgery centers. Contact: Jonathan R. Bond, Senior Vice President (972) 892-7200.

     Certain statements in this news release consist of forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997.